Exhibit 99.1

Citizens Community Bancorp, Inc. Earnings Increased 19% to $3.1 million for Fiscal 2016
Fueled by Improving Operations and Contribution from the CBN Acquisition

EAU CLAIRE, WI, October 28, 2016 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today reported fiscal 2016 GAAP earnings grew 19% to $3.1 million, or $0.59 per diluted share, compared to $2.6 million, or $0.50 per diluted share, one year earlier. Fourth quarter GAAP earnings were $586,000, or $0.12 per share, compared to $691,000, or $0.13 per share, for the fourth quarter a year ago and $967,000, or $0.18, for the preceding quarter. Core earnings (non-GAAP) were $1.2 million, or $0.22 per share, for the fourth quarter, compared to Core earnings (non-GAAP) of $867,000, or $0.16 per share, for the fourth quarter a year ago. Fourth quarter fiscal 2016 Core earnings (non-GAAP) reflect adjustments for numerous one-time expenses associated with the reduction of personnel, cancellation of vendor contracts, one branch closure, one branch relocation and higher data processing fees related to the integration of the Community Bank of Northern Wisconsin (“CBN”) acquisition on May 16, 2016.

Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See the Data Sheets that follow for additional information.

“Fiscal 2016 saw numerous changes throughout the organization with the acquisition and integration of CBN, the announcement to close six branches, the building of a new traditional branch, the authorization of a stock repurchase program for up to 10% of the outstanding shares, and a new management team and new initiatives for our lending and deposit gathering efforts,” said Stephen Bianchi, President and Chief Executive Officer. “We expect the loan mix to change as we underwrite more commercial loans and discontinue the origination of dealer indirect loans. Meanwhile, we are working to improve operating efficiency to boost core earnings (non-GAAP) and enhance franchise and shareholder value.”

Relative to one year earlier, total assets increased to $696.1 million at September 30, 2016, from $580.1 million at September 30, 2015, and decreased from the immediate prior quarter of $723.0 million at June 30, 2016. The decrease in total assets over the preceding quarter is largely related to the recently announced branch closings and withdrawal of funds paid to the prior owners of CBN which were temporarily on deposit. Tangible book value per share was $11.15 per share as of September 30, 2016, compared to $11.20 per share as of June 30, 2016. Nonperforming assets, as a percentage of total assets, were 0.62% at September 30, 2016, compared to 0.71% at June 30, 2016.

Fiscal Fourth Quarter 2016 Financial Highlights: (at or for the periods ended September 30, 2016, compared to September 30, 2015 and /or June 30, 2016.)

•
GAAP Earnings were $586,000, or $0.12 per diluted share, for the fiscal fourth quarter of 2016 versus $967,000, or $0.18 per diluted share, for the third fiscal quarter and $691,000 or $0.13 per diluted share, for the quarter ended September 30, 2015. For the fiscal year ended September 30, 2016, earnings increased 19% to $3.11 million, or $0.59 per diluted share, versus $2.61 million, or $0.50 per diluted share, for fiscal 2015.

•
Core earnings (non-GAAP) were $1.2 million for the fiscal fourth quarter ended September 30, 2016 and the previous quarter ended June 30, 2016. For the fiscal year ended September 30, 2016, core earnings (non-GAAP) were $4.1 million, compared to $3.1 million the previous year. Core earnings (non-GAAP) largely reflect adjustments related to merger related costs and branch closure costs.

•	The net interest margin was 3.32% for the fiscal fourth quarter of 2016 compared to 3.27% for the three months ended June 30, 2016, and 3.31% for the three months ended September 30, 2015.

•
Total assets decreased to $696.1 million at September 30, 2016, from $723.0 million at June 30, 2016, and increased from $580.1 million at September 30, 2015, due largely to the acquisition of CBN, which added $167 million in assets.

•	Total net loans decreased slightly to $568.4 million at September 30, 2016, from $577.8 million at June 30, 2016, and were higher than the September 30, 2015, balance of $444.0 million.

•	Total deposits decreased to $557.7 million from $585.2 million relative to June 30, 2016, and increased 22% from $456.3 million at September 30, 2015.

•	Nonperforming assets ratio improved to 0.62% of total assets at September 30, 2016, compared to 0.71% at June 30, 2016.

•	Loan and lease losses allowance totaled 1.06% of total loans at September 30, 2016, compared to 1.07% one quarter earlier.

•	Bank capital ratios at September 30, 2016, continued to remain well above the regulatory “well-capitalized” minimum levels:

•	Total capital to risk-weighted assets was 14.0% versus 16.5% at September 30, 2015.

•	Tier 1 capital to risk-weighted assets was 12.8% versus 15.3% at September 30, 2015.

•	Common equity tier 1 capital to risk-weighted assets was 12.8% versus 15.3% at September 30, 2015.

•	Tier 1 leverage to adjusted total assets was 9.3% versus 10.4% at September 30, 2015.

•	Tangible book value was $11.15 per share at September 30, 2016, compared to $11.55 per share a year ago.

Balance Sheet and Asset Quality Review

Total assets were $696.1 million at September 30, 2016, compared to $723.0 million at June 30, 2016 and $580.1 million at September 30, 2015. The decline in total assets in the most recent quarter primarily reflects lower deposit levels and a lower level of cash and investments. Total net loans decreased slightly to $568.4 million at September 30, 2016, from $577.8 million at June 30, 2016, but were higher than the $444.0 million balance one year earlier. The slight decline in the loan balance was primarily due to decreased levels of one-to-four family loans and a decreased investment in indirect consumer loans. Meanwhile, commercial and multi-family loan balances increased over the past quarter reflecting increased emphasis on internally underwritten commercial and agricultural loans.

At September 30, 2016, commercial, agricultural, multi-family, construction and land development loans totaled 34.6% of the total loan portfolio. One-to-four family loans represented 32.7% of the total loan portfolio while consumer related loans also totaled 32.7% of the total loan portfolio. Cash and investment balances decreased in the most recent quarter as the Company has used available cash to fund deposit withdrawals related to branch closings. Similarly, investment securities declined slightly relative to the previous quarter. Goodwill increased slightly in the most recent quarter related to purchase accounting adjustments for the acquisition of CBN.

Total deposits were $557.7 million at September 30, 2016, and $585.2 million at June 30, 2016. Despite the decline in total deposits on a linked quarter basis, non-interest bearing demand deposits and savings deposits increased over the past quarter while interest bearing demand deposits, money market accounts and certificate accounts declined. Non-certificate accounts increased to 50.9% of total deposits at September 30, 2016, from 49.3% the previous quarter. The change in composition of deposits reflects a combination of deposit run-off related to the CBN acquisition and the announced closure of the Fox Valley branches.

Federal Home Loan Bank ("FHLB") advances and other borrowings totaled $70.3 million at September 30, 2016, compared to $69.9 million in the previous quarter. To facilitate the purchase of CBN, the Company obtained an adjustable-rate, $11.0 million loan with a maturity date of May 15, 2021.

Nonperforming assets ("NPAs") declined to $4.3 million at September 30, 2016, compared to $5.1 million the previous quarter. At September 30, 2016, NPAs represented 0.62% of total assets and included only $777,000 in foreclosed and repossessed assets.

The allowance for loan and lease losses at September 30, 2016, totaled $6.1 million and represented 1.06% of total loans and leases. Net charge offs to average loans was 0.10% in fiscal 2016 versus 0.14% one year earlier.

Tangible common stockholders' equity was 8.49% of tangible assets at September 30, 2016, compared to 8.17% at June 30, 2016. Tangible book value per common share was $11.15 at September 30, 2015.

Capital ratios continued to remain well above regulatory requirements with Tier 1 capital to risk-weighted assets of 12.8% at September 30, 2016, while the ratio of Tier 1 capital to total adjusted assets was 9.3%. These regulatory ratios were higher than the required minimum levels of 6.00% for Tier 1 capital to risk-weighted assets and 4.00% for Tier 1 capital to total adjusted assets.

Review of Operations

For the fiscal fourth quarter ending September 30, 2016, the Company's operations reflected $936,000 in one-time costs associated with the CBN acquisition and the announced branch closures. Reported GAAP earnings were $586,000 for the quarter ended September 30, 2016, compared to $967,000 for the immediate prior quarter. Core earnings (non-GAAP), which adjusts for non-recurring one-time costs, were $1.2 million, or $0.22 per diluted share for the fiscal fourth quarter ended September 30, 2016, compared to $1.2 million, or $0.23 per diluted share one quarter earlier. Net interest income increased to $5.7 million for the fiscal fourth quarter of 2016, compared to $5.2 million for the previous quarter and $4.6 million in the fiscal fourth quarter ended September 30, 2015. The net interest margin was 3.32% for the fiscal fourth quarter of 2016, compared to 3.27% for the preceding quarter and 3.31% for the quarter ended September 30, 2015.

Provision for loan losses reflect prudent reserves established for the loan portfolio, economic conditions and historical charge-off activity. No provisions were booked for the fiscal second, third or fourth quarters of 2016, compared to $121,000 for the fiscal fourth quarter of 2015. Net charge-offs were $503,000 for the fiscal 2016, versus $666,000 in fiscal 2015.

Noninterest income totaled $1.1 million for the fiscal fourth quarter of 2016, compared to $1.0 million in the fiscal third quarter of 2016. Fees on deposits totaled $463,000 for the fiscal fourth quarter of 2016 versus $410,000 for the third quarter of fiscal 2016. Total noninterest expense was $6.0 million in the fiscal fourth quarter of 2016 compared to $4.7 million for the quarter ended June 30, 2016. The current quarter reflects the addition of new employees related to the CBN acquisition, one-time merger related costs and branch closure costs. Compensation and employee benefits totaled $3.0 million for the fiscal fourth quarter of 2016, versus $2.4 million in the previous quarter.

These financial results are preliminary until the Form 10-K is filed in December 2016.

About the Company

Citizens Community Federal N.A., a wholly owned subsidiary of Citizens Community Bancorp, Inc., is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 20 branch locations. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2015 filed with the Securities and Exchange Commission on December 7, 2015. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
Non-GAAP Financial Measures
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding the Company's results of operations or financial position and in comparing the Company's results of operations and financial position over different periods. Management believes that one-time expenses related to acquisition and branch closure costs, such as data processing termination fees, legal costs, severance pay, accelerated depreciation expense, lease termination fees and other costs are not organic costs to run our operations and facilities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2016	June 30, 2016	September 30, 2015
Assets
Cash and cash equivalents	$10,046	$21,345	$23,872
Other interest bearing deposits	745	745	2,992
Securities available for sale "AFS"	80,123	84,508	79,921
Securities held to maturity "HTM"	6,669	7,163	8,012
Non-marketable equity securities, at cost	5,034	5,034	4,626
Loans receivable	574,439	584,046	450,510
Allowance for loan losses	(6,068)	(6,236)	(6,496)
Loans receivable, net	568,371	577,810	444,014
Office properties and equipment, net	5,338	5,576	2,669
Accrued interest receivable	2,032	1,971	1,574
Intangible assets	872	917	104
Goodwill	4,663	4,003	—
Foreclosed and repossessed assets, net	776	911	902
Other assets	11,461	13,026	11,462
TOTAL ASSETS	$696,130	$723,009	$580,148
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$557,677	$585,224	$456,298
Federal Home Loan Bank advances	59,291	58,874	58,891
Other borrowings	11,000	11,000	—
Other liabilities	3,995	4,316	4,424
Total liabilities	631,963	659,414	519,613
Stockholders’ equity:
Common stock—$0.01 par value, authorized 30,000,000; 5,260,098 and 5,232,579 shares issued and outstanding, respectively	53	52	52
Additional paid-in capital	54,963	54,793	54,740
Retained earnings	8,730	8,144	6,245
Unearned deferred compensation	(193)	(179)	(288)
Accumulated other comprehensive gain (loss)	614	785	(214)
Total stockholders’ equity	64,167	63,595	60,535
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$696,130	$723,009	$580,148

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest and dividend income:
Interest and fees on loans	$6,784	$6,072	$5,366	$23,407	$21,641
Interest on investments	410	402	365	1,677	1,363
Total interest and dividend income	7,194	6,474	5,731	25,084	23,004
Interest expense:
Interest on deposits	1,212	1,081	963	4,200	3,808
Interest on FHLB borrowed funds	168	167	154	664	630
Interest on other borrowed funds	96	47	—	143	—
Total interest expense	1,476	1,295	1,117	5,007	4,438
Net interest income	5,718	5,179	4,614	20,077	18,566
Provision for loan losses	—	—	121	75	656
Net interest income after provision for loan losses	5,718	5,179	4,493	20,002	17,910
Non-interest income:
Net gains on available for sale securities	16	43	—	63	60
Service charges on deposit accounts	463	410	442	1,627	1,715
Loan fees and service charges	410	302	368	1,296	1,291
Other	253	258	214	929	847
Total non-interest income	1,142	1,013	1,024	3,915	3,913
Non-interest expense:
Salaries and related benefits	3,023	2,378	2,095	9,807	8,643
Occupancy	991	554	799	2,826	2,872
Office	361	350	280	1,225	1,105
Data processing	528	445	413	1,802	1,590
Amortization of core deposit intangible	46	31	14	112	57
Advertising, marketing and public relations	153	174	160	609	570
FDIC premium assessment	139	86	84	394	390
Professional services	138	182	248	712	1,088
Other	682	453	355	1,688	1,404
Total non-interest expense	6,061	4,653	4,448	19,175	17,719
Income before provision for income taxes	799	1,539	1,069	4,742	4,104
Provision for income taxes	213	572	378	1,628	1,490
Net income attributable to common stockholders	$586	$967	$691	$3,114	$2,614
Per share information:
Basic earnings	$0.12	$0.18	$0.13	$0.59	$0.50
Diluted earnings	$0.12	$0.18	$0.13	$0.59	$0.50
Cash dividends paid	$—	$—	$—	$0.12	$0.08
Book value per share at end of period	$12.20	$12.14	$11.57	$12.20	$11.57
Tangible book value per share at end of period	$11.15	$11.20	$11.55	$11.15	$11.55

Reconciliation of GAAP Earnings and Core Earnings (non-GAAP):

	Three Months Ended					Twelve Months Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Dollars in Thousands, except share data)
GAAP earnings before income taxes	$1,334	$1,070	$1,539	$799	$1,069	$4,742	$4,104
Merger related costs (1)	—	45	222	486	—	753	—
Branch closure costs (2)	59	187	—	450	245	696	614
Core earnings before income taxes	1,393	1,302	1,761	1,735	1,314	6,191	4,718
Provision for income tax on core earnings at 34%	474	441	584	584	447	2,083	1,584
Core earnings after income taxes	$919	$861	$1,177	$1,151	$867	$4,108	$3,134
GAAP diluted earnings per share, net of tax	$0.16	$0.13	$0.18	$0.12	$0.13	$0.59	$0.50
Merger related costs, net of tax	—	0.01	0.03	0.06	—	0.10	—
Branch closure costs, net of tax	0.01	0.02	—	0.06	0.03	0.09	0.08
Tax reconciliation adjustment	—	—	0.02	(0.02)	—	—	—
Core diluted earnings per share, net of tax	$0.17	$0.16	$0.23	$0.22	$0.16	$0.78	$0.58

Average diluted shares outstanding	5,262,718	5,263,246	5,262,188	5,274,505	5,264,039	5,257,304	5,239,943

(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other non-interest expense on the income statement.
(2) Branch closure costs include severance pay recorded in salaries and other benefits, accelerated depreciation expense and lease termination fees included in occupancy and other non-interest expense on the income statement.

Non-performing Assets:

	September 30, 2016 and Twelve Months Ended	June 30, 2016 and Nine Months Ended	September 30, 2015 and Twelve Months Ended
Nonperforming assets:
Nonaccrual loans	$3,191	$3,226	$748
Accruing loans past due 90 days or more	380	979	473
Total nonperforming loans (“NPLs”)	3,571	4,205	1,221
Other real estate owned	725	835	838
Other collateral owned	52	76	64
Total nonperforming assets (“NPAs”)	$4,348	$5,116	$2,123
Troubled Debt Restructurings (“TDRs”)	$8,705	$5,446	$4,010
Nonaccrual TDRs	$1,606	$1,026	$332
Average outstanding loan balance	$512,475	$517,278	$460,438
Loans, end of period (1)	574,439	584,046	450,510
Total assets, end of period	696,130	723,009	580,148
ALL, at beginning of period	6,496	6,496	6,506
Loans charged off:
Residential real estate	(140)	(111)	(405)
Commercial/agriculture real estate	—	—	—
Consumer non-real estate	(460)	(394)	(601)
Commercial agriculture non-real estate	(118)	—
Total loans charged off	(718)	(505)	(1,006)
Recoveries of loans previously charged off:
Residential real estate	11	7	69
Commercial/agriculture real estate	—	—	—
Consumer non-real estate	204	163	271
Commercial agriculture non-real estate	—	—	—
Total recoveries of loans previously charged off:	215	170	340
Net loans charged off (“NCOs”)	(503)	(335)	(666)
Additions to ALL via provision for loan losses charged to operations	75	75	656
ALL, at end of period	$6,068	$6,236	$6,496
Ratios:
ALL to NCOs (annualized)	1,206.36%	1,396.12%	975.38%
NCOs (annualized) to average loans	0.10%	0.09%	0.14%
ALL to total loans	1.06%	1.07%	1.44%
NPLs to total loans	0.62%	0.72%	0.27%
NPAs to total assets	0.62%	0.71%	0.37%

Troubled Debt Restructurings:

	September 30, 2016		June 30, 2016		September 30, 2015
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings:
Originated loans:
Residential real estate	32	$3,413	32	$3,414	34	$3,479
Commercial/Agricultural real estate	—	—	—	—	—	—
Consumer non-real estate	21	320	25	384	39	531
Commercial/Agricultural non-real estate	—	—	—	—	—	—
Total originated loans	53	$3,733	57	$3,798	73	$4,010
Acquired loans:
Residential real estate	17	$1,058	2	$75	—	$—
Commercial/Agricultural real estate	5	1,811	6	1,560	—	—
Consumer non-real estate	2	11	—	—	—	—
Commercial/Agricultural non-real estate	16	2,092	1	13	—	—
Total acquired loans	40	$4,972	9	$1,648	—	$—
Total loans:
Residential real estate	49	$4,471	34	$3,489	34	$3,479
Commercial/Agricultural real estate	5	1,811	6	1,560	—	—
Consumer non-real estate	23	331	25	384	39	531
Commercial/Agricultural non-real estate	16	2,092	1	13	—	—
Total loans	93	$8,705	66	$5,446	73	$4,010

Loan Composition:

	September 30, 2016	June 30, 2016	September 30, 2015
Originated Loans:
Residential real estate:
One to four family	$160,961	$169,727	$181,206
Commercial/Agricultural real estate:
Commercial real estate	67,382	62,328	39,883
Agricultural real estate	3,304	4,696	2,415
Multi-family real estate	18,935	16,694	14,869
Construction and land development	11,702	11,940	6,099
Consumer non-real estate:
Originated indirect paper	119,073	123,544	130,993
Purchased indirect paper	49,221	47,865	39,705
Other Consumer	18,926	17,171	22,900
Commercial/Agricultural non-real estate:
Commercial non-real estate	10,744	10,289	6,292
Agricultural non-real estate	9,994	9,268	3,718
Total originated loans	$470,242	$473,522	$448,080
Acquired Loans:
Residential real estate:
One to four family (1)	$26,777	$25,824	$—
Commercial/Agricultural real estate:
Commercial real estate (1)	34,267	31,624	—
Agricultural real estate (1)	22,504	23,756	—
Multi-family real estate	200	301	—
Construction and land development	3,107	5,282	—
Consumer non-real estate:
Other Consumer	789	1,915	—
Commercial/Agricultural non-real estate:
Commercial non-real estate	11,709	15,175	—
Agricultural non-real estate	4,653	5,956	—
Total acquired loans	$104,006	$109,833	$—
Total Loans:
Residential real estate:
One to four family	$187,738	$195,551	$181,206
Commercial/Agricultural real estate:
Commercial real estate	101,649	93,952	39,883
Agricultural real estate	25,808	28,452	2,415
Multi-family real estate	19,135	16,995	14,869
Construction and land development	14,809	17,222	6,099
Consumer non-real estate:
Originated indirect paper	119,073	123,544	130,993
Purchased indirect paper	49,221	47,865	39,705
Other Consumer	19,715	19,086	22,900
Commercial/Agricultural non-real estate:
Commercial non-real estate	22,453	25,464	6,292
Agricultural non-real estate	14,647	15,224	3,718
Gross loans	$574,248	$583,355	$448,080
Net deferred loan costs (fees)	191	$691	2,430
Total loans receivable	$574,439	$584,046	$450,510
(1) Some acquired real estate loans were reclassified into the proper loan segment as a result of the operational conversion in August 2016.

Deposit Composition:

	September 30, 2016	June 30, 2016	September 30, 2015
Non-interest bearing demand deposits	$45,408	37,555	$19,354
Interest bearing demand deposits	48,934	52,138	22,547
Savings accounts	52,153	49,906	29,395
Money market accounts	137,234	148,810	146,201
Certificate accounts	273,948	296,815	238,801
Total deposits	$557,677	585,224	$456,298

Average balances, Interest Yields and Rates:

	Three months ended September 30, 2016			Three months ended September 30, 2015
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$19,088	$19	0.40%	$17,665	$10	0.22%
Loans receivable	580,151	6,784	4.65%	454,089	5,366	4.69%
Interest bearing deposits	745	4	2.14%	2,244	12	2.12%
Investment securities (1)	88,705	405	1.82%	81,088	369	1.80%
Non-marketable equity securities, at cost	5,034	54	4.27%	4,626	26	2.23%
Total interest earning assets	$693,723	$7,266	4.17%	$559,712	$5,783	4.10%
Average interest bearing liabilities:
Savings accounts	$42,368	$17	0.16%	$26,901	$8	0.12%
Demand deposits	52,868	85	0.64%	22,295	42	0.75%
Money market accounts	143,493	149	0.41%	147,146	165	0.44%
CD’s	265,357	878	1.32%	218,756	682	1.24%
IRA’s	30,237	83	1.09%	22,252	66	1.18%
Total deposits	$534,323	$1,212	0.90%	$437,350	$963	0.88%
FHLB advances and other borrowings	73,426	264	1.43%	51,891	154	1.18%
Total interest bearing liabilities	$607,749	$1,476	0.97%	$489,241	$1,117	0.91%
Net interest income		$5,790			$4,666
Interest rate spread			3.20%			3.19%
Net interest margin			3.32%			3.31%
Average interest earning assets to average interest bearing liabilities			114.15%			114.40%

(1) For the 3 months ended September 30, 2016 and 2015, the average balance of the tax exempt investment securities, included in investment securities, were $31,819 and $22,648 respectively. The interest income on tax exempt securities is computed on a tax-equivalent basis using a tax rate of 34% for all periods presented.

	Year ended September 30, 2016			Year ended September 30, 2015
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$18,873	$70	0.37%	$19,456	$47	0.24%
Loans receivable	504,972	23,407	4.64%	457,707	21,641	4.73%
Interest bearing deposits	2,378	47	1.98%	1,495	30	2.01%
Investment securities (1)	90,565	1,655	1.83%	73,282	1,307	1.78%
Non-marketable equity securities, at cost	4,783	172	3.60%	4,997	111	2.22%
Total interest earning assets	$621,571	$25,351	4.08%	$556,937	$23,136	4.15%
Average interest bearing liabilities:
Savings accounts	$33,538	$43	0.13%	$27,608	$30	0.11%
Demand deposits	36,878	240	0.65%	20,797	156	0.75%
Money market accounts	141,938	585	0.41%	143,194	632	0.44%
CD’s	239,363	3,037	1.27%	221,827	2,727	1.23%
IRA’s	25,854	295	1.14%	22,275	263	1.18%
Total deposits	$477,571	$4,200	0.88%	$435,701	$3,808	0.87%
FHLB advances and other borrowings	65,857	807	1.23%	52,199	630	1.21%
Total interest bearing liabilities	$543,428	$5,007	0.92%	$487,900	$4,438	0.91%
Net interest income		$20,344			$18,698
Interest rate spread			3.16%			3.24%
Net interest margin			3.27%			3.36%
Average interest earning assets to average interest bearing liabilities			114.38%			114.15%

(1) For the 12 months ended September 30, 2016 and 2015, the average balance of the tax exempt investment securities, included in investment securities, were $29,232 and $15,019 respectively. The interest income on tax exempt securities is computed on a tax-equivalent basis using a tax rate of 34% for all periods presented.

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights (unaudited)

	September 30, 2016	June 30, 2016	September 30, 2015	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	14.0%	14.2%	16.5%	10.0%
Tier 1 capital (to risk weighted assets)	12.8%	13.0%	15.3%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.8%	13.0%	15.3%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	9.2%	10.4%	5.0%